Exhibit 99.2

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

BOTAPOL HOLDING B.V.

CONSOLIDATED BALANCE SHEETS

Amounts in columns expressed in thousands of U.S. dollars

		June 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash & cash equivalents		$6,267	$7,598

Trade accounts receivable, net (including related party receivables of $2,913 in 2005 and $2,223 in 2004)		28,035	65,291
Inventories	4	10,732	12,624
Prepaid expenses and other current assets	5	3,559	4,231
Deferred income taxes		2,111	1,580

TOTAL CURRENT ASSETS		50,704	91,324

Intangible assets, net		10,560	11,859
Tangible fixed assets, net		10,316	12,019
Other assets		4	4

TOTAL ASSETS		71,584	115,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES

Trade accounts payable, net (including related party payables of $5,231 in 2005 and $6,655 in 2004)		6,283	17,355

Short term loans and overdraft facilities (including related party loan of $5,483 in 2004)		3,909	17,024
Current portion of obligations under capital leases	8	1,040	1,301
Taxes payable		13,832	34,157
Other accrued liabilities	9	18,190	19,853

TOTAL CURRENT LIABILITIES		43,254	89,690

Long-term obligations under capital leases		392	844
STOCKHOLDERS’ EQUITY
Common Stock (4,000 shares authorized and issued , EUR 1,000 par value)		3,616	3,616
Additional paid in capital		9,192	4,312
Retained earnings		8,731	7,666
Accumulated other comprehensive income		6,399	9,078
STOCKHOLDERS’ EQUITY		27,938	24,672

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$71,584	$115,206

See accompanying notes.

BOTAPOL HOLDING B.V.

CONSOLIDATED STATEMENTS OF INCOME

Amounts in columns expressed in thousands of U.S. dollars

	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Sales	$33,632	$43,120	$87,253	$95,059
Less –Excise taxes	(18,028)	(25,280)	(48,702)	(56,125)

Net Sales	15,604	17,840	38,551	38,934

Cost of goods sold	(8,936)	(9,007)	(19,035)	(17,466)

Gross profit	6,668	8,833	19,516	21,468
Selling, general and administrative expenses	(6,369)	(5,096)	(14,316)	(11,846)
Provision for doubtful accounts and notes	(2,401)	(2,862)	(2,946)	(3,168)

Operating income	(2,102)	875	2,254	6,454

Non-operating income / (expense)
Interest expense	(156)	(108)	(418)	(396)
Interest income	59	10	83	17
Realized and unrealized foreign currency transaction losses, net	(20)	(80)	(59)	(85)
Other non-operating expenses, net	(156)	(15)	(309)	(205)

Income/(loss) before income taxes	(2,375)	682	1,551	5,785
Income tax expense	333	(131)	(486)	(1,190)

Net income/(loss)	$(2,042)	$551	$1,065	$4,595

See accompanying notes.

BOTAPOL HOLDING B.V.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Amounts in columns expressed in thousands of U.S. dollars

	Common Stock Issued		Additional Paid-in- Capital	Retained Earnings	Accumulated other comprehensive loss	Total
	No. of Shares	Amount
Balance at December 31, 2004	4,000	$3,616	$4,312	$7,666	$9,078	$24,672

Net income for the six months ended June 30, 2005				1,065		1,065
Foreign currency translation adjustment					(2,679)	(2,679)

Comprehensive income for the six months ended June 30, 2005						(1,614)
Subscriptions of shareholders[1]			4,880			4,880
Balance at June 30, 2005	4,000	$3,616	$9,192	$8,731	$6,399	$27,938

See accompanying notes.

[1]	In May 2005 according to shareholders’ the resolution the contribution of EUR 4,0 million ($ 4.9 million) was paid by Botapol Management B.V. and Takirra Investment Corporation N.V.

BOTAPOL HOLDING B.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in columns expressed in thousands of U.S. dollars

	Six months ended June 30, 2005	Six months ended June 30, 2004
Operating Activities
Net income	$1,065	$4,595
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	1,043	1,035
Interest	336	378
(Profit)/Loss on investing activities	110	(17)
Other	(190)	(135)
Changes in operating assets and liabilities:
Accounts receivable	30,315	25,464
Inventories	550	(196)
Prepayments and other current assets	223	762
Trade accounts payable	(9,233)	(1,359)
Income and other taxes	(17,379)	(12,694)
Other accrued liabilities and other	(427)	1,983

Net cash provided by operating activities	7,267	19,816
Investing Activities
Purchases of equipment and intangible assets	(625)	(890)
Acquisitions of subsidiaries	—	(9,509)
Proceeds from the disposal of equipment and financial assets	—	130

Net cash used in investing activities	(625)	(10,269)
Financing Activities
Borrowings on loans and overdraft facility	123	4,486
Re-payment of loans and overdraft facility	(11,437)	(13,379)
Interest paid	(139)	(253)
Payment from shareholders	4,880	—
Payment of capital leases	(486)	(344)

Net cash used in financing activities	(7,059)	(9,490)
Currency effect on cash balances	(914)	1,153
Net increase / (decrease) in cash	(1,331)	1,210
Cash and cash equivalents at beginning of period	7,598	5,763

Cash and cash equivalents at end of period	$6,267	$6,973

Supplemental disclosures of cash flow information

Interest paid	$139	$253

Income tax paid	$972	$1,592

See accompanying notes.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

1. Organization and Description of Business

Botapol Holding B.V (“Botapol”) is a holding company with no operations which has two wholly owned subsidiaries, Bols Sp. z o.o (“Bols”) and Hillcroft Limited Sp. z o.o.(“Hillcroft”). The holding company is a Dutch company. The operating subsidiaries are Polish companies dealing with the distillation and sale of locally produced vodka and the importation and distribution of vodka and other spirits and wines. Hillcroft is the owner of the Soplica and Czysta Slaska trademarks. Other than owning these trademarks, Hillcroft has no operations. Hillcroft licenses these trademarks to Bols in consideration of royalty payments. Bols has one subsidiary, WTK Soplica Sp. z o.o. ( “WTK Soplica”). Bols is one of the largest producers of vodka in Poland producing leading vodka brands such as Bols Vodka and Soplica.

The Company through its subsidiaries derives all its revenues in Poland.

2. Basis of Presentation

The interim condensed consolidated financial statements include the accounts of Botapol Holding B.V. and all its wholly and majority-owned subsidiaries and fully controlled subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidation.

Botapol Holding B.V. subsidiaries maintain their books of account and prepare their statutory financial statements in Polish Zloties (PLN) in accordance with Polish statutory requirements and the Accounting Act of September 29, 1994. The subsidiaries’ financial statements have been adjusted to reflect accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to fairly present our financial condition, results of operations and cash flows for the interim periods presented have been included. Operating results for the three and six month period ended June 30, 2005, are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

The interim condensed consolidated financial statements are prepared under U.S. GAAP and have been presented in U.S. dollars.

The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The interim condensed consolidated financial statements should be read with reference to the consolidated financial statements and footnotes for the year ended December 31, 2004.

3. Comprehensive Income/(Loss)

Comprehensive Income/(loss) is defined as all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income includes net income adjusted by, among other items, foreign currency translation adjustments. The foreign exchange gains/(losses) on the translation of the financial statements from PLN to U.S. dollars are classified separately as a component of stockholders’ equity and are the only additional component of accumulated other comprehensive income included therein.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

4. Inventories

Total inventories comprise:

	June 30, 2005	December 31, 2004
Raw materials and supplies	$2,373	$3,809
Finished goods	8,359	8,815

Total	$10,732	$12,624

5. Prepaid expenses and other receivables

Prepaid expenses and other receivables comprise:

	June 30, 2005	December 31, 2004
Prepaid expenses	$2,929	$2,841
Tax receivables	378	1,098
Other receivables	252	292

Total	$3,559	$4,231

6. Income and Deferred Taxes

The Company operates in two tax jurisdictions, the Netherlands and Poland. All Polish subsidiaries file their own separate corporate tax returns and account for their own deferred tax balances.

Total income tax expense varies from the expected income tax expense computed at Polish statutory rates (19% in 2004 and 2005) as follows:

	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Tax at Polish statutory rate	$(451)	$130	$295	$1,099
Permanent differences	118	1	191	91

Total income tax expense	$(333)	$131	$486	$1,190

The tax liabilities (including corporate income tax, Value Added Tax (VAT), social security and other taxes) may be subject to examinations by Polish tax authorities for up to five years from the end of the year the tax is payable. As the application of tax laws and regulations are susceptible to varying interpretations, amounts reported in the consolidated financial statements could be changed at a later date upon final determination by the tax authorities.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATMENTS

Amounts in columns expressed in thousands of U.S. dollars

7. Short Term Loans and Credit Facilities

The Company has banking facilities with BRE Bank S.A. which are used to support the Company with working capital.

As of June 30, 2005 the total debt outstanding under BRE Bank S.A. credit facilities was PLN 0 million with PLN50.0 million ($16.7 million) available.

These facilities are disclosed in the financial statements as:

	June 30, 2005	December 31, 2004
Overdrafts	$—	$7,305
Related party loan	—	5,483
Third party short term loan	3,909	4,236

Total	$3,909	$17,024

The related party loans from Takirra Investment Corporation N.V. and Remy Cointreau S.A. were repaid in May 2005

The third party short term loan related to a loan from J.H.H. Exploitatie Maatschapij B.V. to WTK Soplica. WTK Soplica was sold by Bols in July 2005 (Note 10).

8. Lease Obligations

In May 2000, the Company entered into a non cancelable operating lease, for its main office in Warsaw, which stipulated monthly payments of $18,000 for six years, this lease cannot be terminated. In February 2004, the Company renegotiated this lease by signing a new agreement ending May 31, 2006 at a lower rent of $16,000 per month. In June 2004, the Company entered into another non cancelable operating lease agreement, for its Central and Eastern Europe (“CEE”) office in Warsaw. The rental agreement, with monthly payments of $6,000 will end in July, 2010. The following is a schedule by years of the future rental payments under the non-cancelable operating leases as of June 31, 2005.

2005	$172
2006	155
2007	75
2008	75
2009	75
Thereafter	44

$596

The Company also has rental agreements for warehouse space. The main external warehouse is located in Oborniki, in the proximity of the production plant and is mainly used for storage of POS materials, imported products and vodka sold to duty free and foreign customers. Monthly rentals amount to $40,000- $45,000 per month. The warehouse lease agreement can be terminated by either party with three month’s prior notice.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

During 2005, the Company continued its policy of renewing its car and fork-lift truck fleet utilizing capital lease financing. The future minimum lease payments for the assets under capital lease at June 30, 2005 are as follows:

2005	598
2006	834

Gross payments due	$1,432
Less interest	—

Net payments due	$1,432

9. Other accrued liabilities

Other accrued liabilities comprised:

	June 30, 2005	December 31, 2004
Provision for underpaid excise tax and related penalty interest	$8,343	$9,336
Provision for penalty interest related underpaid VAT	285	318
Liabilities related to sales of receivables with recourse	4,002	4,478
Other accruals	5,560	5,721

Total	$18,190	$19,853

In 2003 year the Company received an assessment of the Tax inspection Office (UKS) concerning an additional excise tax payment for the period October 1 to December 31, 2002 in the amount of PLN 8.1 million ($2.1 million) and a penalty of PLN 1.3 million ($0.3 million). According to UKS, the Company failed to comply with the obligation to decrease sales prices by 20% during the six months period from October 1, 2002, which constituted a condition for a 30% excise tax decrease. These additional charges were paid in 2003 and recognized in the financial statements for the year ended December 31, 2003.

In 2004 the Company was subject to a similar examination for the period January 1 to March 31, 2003. As a consequence of the previous tax assessment the Company decided to recognize the additional provision for underpaid excise tax of PLN 20.9 million ($ 7.0 million) and related penalty of PLN 6.9 million ($2.3 million) in the financial statements for the year ended December 31, 2003. In July 2005 the tax office issued the decision related to the period January 1 to March 31, 2003, which determined the excise tax underpayment at the level recognized by the Company.

10. Related Party Transactions

The Company had relationships with the following related parties; CLS Remy Cointreau S.A., Takirra Investment Corporation N.V., RC One, Bols Distilleries B.V., Bols International Export Licenses B.V., Bols Hungary Kft, Unipol B.V, and others.

All imported products distributed by the Company in Poland were purchased from related parties such as: CLS Remy Coitreau S.A., RC One, Bols International Export Licenses B.V.

BOTAPOL HOLDING B.V.

NOTES TO FINANCIAL STATEMENTS

Amounts in columns expressed in thousands of U.S. dollars

Unipol B.V. is the owner of the Bols trade mark. Botapol Holding B.V. were obliged to pay charges concerning the license for using the Bols trade mark in connection with the manufacturing, marketing and use of Bols vodka in Poland and Russia. In 2005 the charges concerning this license agreement amounted to $1.1 million.

Bols Sp. z o.o. renders services for CLS Remy Cointreau concerning the management of the Central and Eastern Europe Region (“CEE”) of Remy Cointreau.

In 2004 the Company concluded a loan facility agreements with Takirra Investment Corporation N.V. and Remy Cointreau S.A. amounting to EUR 1.9 million from Takirra and EUR 1.9 million from Remy. The loans were repaid in May 2005.

11. Subsequent events

On July 1, 2005 the Company sold all its shares in WTK Soplica for the amount of $ 5 thousand.

On June 27, 2005, Rémy Cointreau S.A., Botapol Management B.V. and Takirra Investment Corporation N.V., the owners of the Company, entered into a Share Sale Agreement with Central European Distribution Corporation (“CEDC”) and its wholly-owned subsidiary, Carey Agri International Poland Sp. z o.o. (“Carey Agri”) to sell 100% of the outstanding capital stock of the Company to CEDC for US $270.0 million. CEDC acquired 47.1% of the Company’s stock and Carey Agri acquired 52.9% of the Company’s stock. On August 17, 2005 the sale of the Company to CEDC and Carey Agri was completed, following approval of the Polish anti-monopoly office.